Exhibit 99.1

COLONY NORTHSTAR
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

COLONY NORTHSTAR UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements and notes set forth the impact of the Mergers and related transactions on the historical financial condition and results of operations of Colony, NSAM and NRF. The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting for business combinations with the Mergers accounted for as a reverse acquisition. In the Mergers, NSAM is the legal acquirer while Colony is considered to be the accounting acquirer for financial reporting purposes. The unaudited pro forma condensed consolidated financial statements give effect to: (i) completion of the Mergers; (ii) the NRF management agreement ceasing to exist; and (iii) completion of certain sales initiatives by NRF, which we refer to as NRF Sales Initiatives, that were executed or are under contract as of the date of this joint proxy statement/prospectus.
The unaudited pro forma condensed consolidated balance sheet consolidates the historical consolidated balance sheets of Colony, NSAM and NRF, giving effect to the Mergers and related transactions and NRF Sales Initiatives as if they had been consummated on September 30, 2016. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2016 and year ended December 31, 2015 consolidates the historical consolidated statements of operations of Colony, NSAM and NRF, giving effect to the Mergers and related transactions and NRF Sales Initiatives as if they had been consummated on January 1, 2015, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated financial statements are derived from and should be read in conjunction with the historical consolidated financial statements and notes thereto included in each of Colony’s, NSAM’s and NRF’s respective Annual Reports on Form 10-K for year ended December 31, 2015, as amended, and each of Colony’s, NSAM’s and NRF’s respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 2016, which are incorporated by reference into this joint proxy statement/prospectus. Refer to “Where You Can Find More Information; Incorporation by Reference” beginning on page [—] of this joint proxy statement/prospectus.
The unaudited pro forma condensed consolidated financial statements reflect the assets, liabilities and non-controlling interests of NSAM and NRF at their estimated fair value as of September 30, 2016 based upon a preliminary allocation of the consideration to be received by Colony stockholders, NSAM stockholders and NRF stockholders, respectively, in connection with the Mergers, which we refer to as the merger consideration. A final determination of the fair value and allocation of the merger consideration will be based upon the actual assets, liabilities and non-controlling interests as of the date of completion of the Mergers. The value of the per share consideration will be determined based on the trading price of Colony common stock and NRF preferred stock at the time of the completion of the Mergers. Accordingly, the estimated fair value and allocation of the merger consideration are subject to adjustment and may vary significantly from the actual fair value and allocation of the merger consideration upon completion of the Mergers, if completed. As of the date of this joint proxy statement/prospectus, the Companies expect the closing of the Mergers will occur in January 2017.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of the Companies had the Mergers and related transactions and NRF Sales Initiatives been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the combined company. The unaudited pro forma condensed consolidated financial statements do not reflect the costs of any integration activities or full benefits that may result from realization of future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Mergers. The unaudited pro forma condensed consolidated financial statements reflect management’s best estimate based on available information and may be revised as additional information becomes available and as additional analyses are performed.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2016
(In thousands)

	Historical (Note 2)			Pro Forma Adjustments (Note 4)				Colony NorthStar Pro Forma Consolidated
	Colony	NSAM	NRF	NRF Sales Initiatives(A)	Merger Adjustments(B)		Fair Value Adjustment(C)
Assets
Cash and cash equivalents	$440,173	$85,593	$725,360	$1,317,920	$(1,110,991)	(1)(2)(3)	$—	$1,458,055
Restricted cash	148,396	26,599	180,068	(4,986)	—		—	350,077
Operating real estate, net	3,294,122	—	7,371,996	—	—		1,710,792	12,376,910
Real estate debt investments, net	3,685,654	—	348,539	—	—		544	4,034,737
Real estate debt investments. held for sale	56,357	—	—	—	—		—	56,357
Investments in private equity funds, at fair value	1,507	—	484,876	—	—		—	486,383
Investments in unconsolidated ventures	1,004,388	97,107	161,744	—	(39,443)	(2)	16,250	1,240,046
Real estate securities, available for sale	23,882	—	526,966	—	—		—	550,848
Securities, at fair value	—	38,438	—	—	(35,741)	(4)	—	2,697
Due from affiliates	13,718	109,753	1,888	—	(46,939)	(5)	—	78,420
Goodwill	680,127	243,328	44,767	—	—		94,806	1,063,028
Intangible assets, net	305,204	203,728	298,950	—	(1,800,000)	(6)	2,653,591	1,661,473
Assets of properties held for sale	216,339	—	2,653,959	(2,533,088)	—		(11,775)	325,435
Other assets	276,774	41,784	565,776	(208,260)	(5,053)	(7)	12,033	683,054
Total assets	$10,146,641	$846,330	$13,364,889	$(1,428,414)	$(3,038,167)		$4,476,241	$24,367,520
Liabilities
Mortgage and other notes payable	$2,249,834	$—	$6,922,027	$(692,231)	$—		$(63,220)	8,416,410
Credit facilities and term borrowings	486,176	468,679	420,409	—	(889,087)	(8)	28,821	514,998
Convertible senior notes	592,382	—	27,356	—	—		2,085	621,823
Securitization bonds payable	632,828	—	257,877	—	—		—	890,705
Junior subordinated notes, at fair value	—	—	191,175	—	—		—	191,175
Accounts payable and other liabilities	293,544	91,155	205,142	7,321	97,786	(9)	177,080	872,028
Due to affiliates—contingent consideration	39,350	—	—	—	—		—	39,350
Due to related parties	—	—	46,939	—	(46,939)	(5)	—	—
Intangible liabilities, net	22,791	—	113,967	—	(1,800,000)	(6)	1,830,124	166,882
Dividends payable	65,924	—	—	—	—		—	65,924
Liabilities of assets held for sale	112,266	—	1,502,659	(1,408,179)	—		(41,051)	165,695
Derivative liabilities, at fair value	8,677	—	302,316	—	—		—	310,993
Total liabilities	4,503,772	559,834	9,989,867	(2,093,089)	(2,638,240)		1,933,839	12,255,983
Commitments and contingencies
Redeemable non-controlling interests	—	75,149	—	—	—		—	75,149
Equity
Performance common stock	—	52	—	—	—		—	52
Preferred stock	606,950	—	939,118	—	—		30,340	1,576,408
Common stock	1,139	1,890	1,807	—	715	(10)	—	5,551
Additional paid-in capital	2,432,716	246,171	5,116,100	—	(2,539,594)	(11)	2,285,172	7,540,565
Accumulated other comprehensive income (loss)	(23,897)	(210)	(63,709)	—	63,919	(11)	—	(23,897)
Retained earnings (accumulated deficit)	(183,585)	(38,554)	(2,891,153)	384,044	2,112,267	(12)	—	(616,981)
Total stockholders’ equity	2,833,323	209,349	3,102,163	384,044	(362,693)		2,315,512	8,481,698
Non-controlling interests—investments	2,406,753	—	241,061	280,631	—		226,890	3,155,335
Non-controlling interests—operating partnership	402,793	1,998	31,798	—	(37,234)	(11)	—	399,355
Total equity	5,642,869	211,347	3,375,022	664,675	(399,927)		2,542,402	12,036,388
Total liabilities, redeemable non-controlling interests and equity	$10,146,641	$846,330	$13,364,889	$(1,428,414)	$(3,038,167)		$4,476,241	$24,367,520

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2016
(In thousands, except per share data)

	Historical (Note 2)			Pro Forma Adjustments (Note 5)					Colony NorthStar Pro Forma Consolidated
	Colony	NSAM	NRF	NRF Sales Initiatives(D)	Merger Adjustments(E)		Fair Value Adjustment(F)
Revenues
Rental and escalation income	$254,640	$—	$527,252	$(265,336)	$—		$(16,371)	(8)	$500,185
Hotel operating income	24,830	—	636,283	—	—		—		661,113
Resident fee income	—	—	219,193	—	—		—		219,193
Interest income	291,496	—	115,117	(13,524)	—		—		393,089
Fee income	49,347	276,339	—	—	(139,955)	(1)	—		185,731
Selling commission and dealer manager fees, related parties	—	15,115	—	—	—		—		15,115
Other income	10,071	7,569	14,747	(6,221)	20,130	(1)	—		46,296
Total revenues	630,384	299,023	1,512,592	(285,081)	(119,825)		(16,371)		2,020,722
Expenses
Management fee	—	—	139,955	—	(139,955)	(1)	—		—
Interest expense	126,635	18,968	362,052	(76,281)	(39,635)	(2)	(1,197)	(9)	390,542
Property operating expenses	89,469	—	708,934	(95,278)	—		(543)	(10)	702,582
Commission expense	—	14,025	—	—	—		—		14,025
Other expense—investment and servicing expenses	17,448	5,461	20,933	(1,424)	—		—		42,418
Transaction costs	18,638	32,127	15,590	(186)	(46,114)	(1)	—		20,055
Impairment losses	5,461	—	75,506	—	—		—		80,967
Provision for loan losses	17,412	—	7,974	(3,051)	—		—		22,335
General and administrative expenses
Compensation expense	80,689	107,547	23,295	—	(9,215)	(1)	—		202,316
Other general and administrative expenses	38,760	31,180	12,708	—	4,003	(1)	—		86,651
Total general and administrative expenses	119,449	138,727	36,003	—	(5,212)		—		288,967
Depreciation and amortization	129,276	7,355	260,287	(33,106)	—		94,621	(11)	458,433
Total expenses	523,788	216,663	1,627,234	(209,326)	(230,916)		92,881		2,020,324
Other income (loss)
Unrealized gain (loss) on investments and other	—	(10,197)	(269,052)	—	10,475	(3)	—		(268,774)
Realized gain (loss) on investments and other	68,114	(874)	(11,768)	(36,914)	—		—		18,558
Other gain (loss), net	18,270	—	—	—	—		—		18,270
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	192,980	71,289	(395,462)	(112,669)	121,566		(109,252)		(231,548)
Equity in (loss) income of unconsolidated ventures	72,226	(5,094)	101,838	(10,799)	(3,526)	(4)	—		154,645
Income tax benefit (expense)	865	(9,331)	(12,329)	3,162	(12,692)	(5)	—		(30,325)
Income (loss) from continuing operations	266,071	56,864	(305,953)	(120,306)	105,348		(109,252)		(107,228)
Redeemable non-controlling interests	—	2,991	—	—	—		—		2,991
Non-controlling interests—investments	130,508	—	(4,423)	(3,602)	(7,373)	(6)	(1,475)	(12)	113,635
Non-controlling interests—operating partnership	15,528	533	(3,537)	—	(30,276)	(7)	—		(17,752)
Preferred stock dividends	36,066	—	63,178	—	—		—		99,244
Net income (loss) from continuing operations attributable to common stockholders	$83,969	$53,340	$(361,171)	$(116,704)	$142,997		$(107,777)		$(305,346)

Earnings (loss) per share:(G)
Basic	$0.73	$0.28	$(2.00)						$(0.56)
Diluted	$0.73	$0.28	$(2.00)						$(0.55)
Weighted average number of shares:(G)
Basic	112,133	183,251	180,803						550,078
Diluted	112,133	185,083	182,664						551,916

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2015
(In thousands, except per share data)

	Historical (Note 2)			Pro Forma Adjustments (Note 5)					Colony NorthStar Pro Forma Consolidated
	Colony(a)	NSAM	NRF	NRF Sales Initiatives(D)	Merger Adjustments(E)		Fair Value Adjustment(F)
Revenues
Rental and escalation income	$244,823	$—	$732,425	$(381,981)	$—		$46,630	(8)	$641,897
Hotel operating income	55,048	—	784,151	—	—		—		839,199
Resident fee income	—	—	271,394	—	—		—		271,394
Interest income	417,305	—	227,483	(45,451)	—		—		599,337
Fee income	65,813	307,988	—	—	(198,695)	(1)	—		175,106
Selling commission and dealer manager fees, related parties	—	126,907	—	—	—		—		126,907
Other income	11,382	926	29,466	(10,339)	36,484	(1)	—		67,919
Total revenues	794,371	435,821	2,044,919	(437,771)	(162,211)		46,630		2,721,759
Expenses
Management fee	15,062	—	198,695	—	(198,695)	(1)	—		15,062
Interest expense	133,094	778	495,086	(109,499)	(36,035)	(2)	(2,673)	(9)	480,751
Property operating expenses	117,713	—	915,701	(150,954)	—		453	(10)	882,913
Commission expense	—	117,390	—	—	—		—		117,390
Other expense—investment and servicing expenses	23,369	1,657	26,607	(11,992)	—		—		39,641
Transaction costs	38,888	9,665	31,427	(1,833)	—		—		78,147
Impairment losses	11,192	—	31,951	—	—		—		43,143
Provision for loan losses	37,475	—	4,201	(1,961)	—		—		39,715
General and administrative expenses
Compensation expense	84,506	125,817	41,437	—	18,740	(1)	—		270,500
Other general and administrative expenses	38,238	33,386	16,658	—	4,901	(1)	—		93,183
Total general and administrative expenses	122,744	159,203	58,095	—	23,641		—		363,683
Depreciation and amortization	140,977	1,863	456,916	(148,301)	—		157,185	(11)	608,640
Total expenses	640,514	290,556	2,218,679	(424,540)	(211,089)		154,965		2,669,085
Other income (loss)
Unrealized gain (loss) on investments and other	—	(4,274)	(204,112)	—	3,745	(3)	—		(204,641)
Realized gain (loss) on investments and other	8,962	—	14,407	1,709	—		—		25,078
Gain on remeasurement of consolidated investment entities, net	41,486	—	—	—	—		—		41,486
Other gain (loss), net	(5,170)	—	—	—	—		—		(5,170)
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	199,135	140,991	(363,465)	(11,522)	52,623		(108,335)		(90,573)
Equity in income of unconsolidated ventures	47,605	1,625	219,077	(77,851)	(4,443)	(4)	—		186,013
Income tax benefit (expense)	9,296	(21,869)	(14,325)	8,565	9,711	(5)	—		(8,622)
Income (loss) from continuing operations	256,036	120,747	(158,713)	(80,808)	57,891		(108,335)		86,818
Non-controlling interests—investments	86,123	—	(20,802)	7,896	(13,522)	(6)	8,075	(12)	67,770
Non-controlling interests—operating partnership	19,933	953	(3,206)	—	(23,600)	(7)	—		(5,920)
Preferred stock dividends	42,569	—	84,238	—	—		—		126,807
Net income (loss) from continuing operations attributable to common stockholders	$107,411	$119,794	$(218,943)	$(88,704)	$95,013		$(116,410)		$(101,839)

Earnings (loss) per share:(G)
Basic	$0.96	$0.61	$(1.25)						$(0.19)
Diluted	$0.96	$0.60	$(1.25)						$(0.19)
Weighted average number of shares:(G)
Basic	110,931	188,706	174,873						548,328
Diluted	110,931	193,119	176,345						549,781
______________________

(a)
On April 2, 2015, Colony became an internally managed company by acquiring its manager, Colony Financial Manager, LLC, a wholly owned subsidiary of Colony Capital, LLC, as part of a combination transaction. Prior to such time, Colony was externally managed. The condensed consolidated pro forma statement of operations for the year ended December 31, 2015 does not adjust for activities prior to such combination transaction.

Refer to accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to the Colony NorthStar Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1. Description of the Mergers
On June 2, 2016, a merger agreement was entered into among Colony, NSAM and NRF which provides for the mergers of Colony, NSAM and NRF with and into Colony NorthStar, as the publicly-traded company for the combined organizations. Upon the closing of the Mergers, Colony stockholders will own approximately 33.25%, NSAM stockholders will own approximately 32.85% and NRF stockholders will own approximately 33.90% of Colony NorthStar, on a fully diluted basis, excluding the effect of certain equity-based awards issuable in connection with the Mergers. Prior to the closing of the Mergers, NSAM expects the NSAM board or a duly authorized committee thereof to declare a special cash dividend in the amount of $228 million to NSAM common stockholders.
Each share of Colony class A and class B common stock issued and outstanding immediately prior to the effective time of the Mergers will be canceled and converted into the right to receive 1.4663 shares of Colony NorthStar class A and class B common stock, respectively. Concurrently, Colony OP will issue additional partnership units to equal the number of operating partnership units outstanding on the day prior to the closing of the Mergers multiplied by the exchange ratio of 1.4663.
Each share of NSAM common stock and NSAM performance common stock issued and outstanding immediately prior to the effective time of the Mergers will be canceled and converted into the right to receive one share of Colony NorthStar class A common stock and Colony NorthStar performance common stock, respectively.
In connection with the merger of NRF LP with and into NRF and related reorganization transactions: (i) each NRF LTIP unit outstanding as of immediately prior to such effective time will be deemed to be fully vested and converted into one share of NRF common stock; (ii) each partnership unit in NRF LP designated as a partnership common unit outstanding as of immediately prior to such effective time (other than those held by NRF) will be converted into one share of NRF common stock; and (iii) each other interest in NRF LP held by NRF will no longer be outstanding and will automatically be canceled and will cease to exist.
In connection with the merger of New Parent Merger Sub with and into NRF: (i) each share of NRF common stock issued and outstanding as of immediately prior to the effective time of such merger automatically will be canceled and converted into the right to receive one share of New NRF Parent common stock; and (ii) each share of each series of NRF preferred stock will be converted into the right to receive one share of a corresponding series of New NRF Parent preferred stock.
At the effective time of the NRF merger, each share of New NRF Parent common stock will be converted into the right to receive 1.0996 shares of Colony NorthStar class A common stock.
Each share of each series of the Colony and NRF preferred stock (New NRF Parent preferred stock) issued and outstanding immediately prior to the effective time of the Mergers will be canceled and converted into the right to receive one share of a corresponding series of Colony NorthStar preferred stock, having substantially the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.
In connection with the strategic initiatives of NRF, NRF continues to execute a series of sales initiatives which include: (i) sales of certain real estate assets; (ii) sales of certain limited partnership interests in real estate private equity funds; and (iii) sales and/or accelerated repayments of certain commercial real estate, or CRE, debt and securities investments.
Under the merger agreement, NRF is required to use reasonable best efforts to continue certain agreed upon sales initiatives. In addition, in connection with the Mergers, NSAM and NRF plan to repay their respective outstanding corporate borrowings, which we refer to, collectively, as the NorthStar corporate borrowings (excluding NRF’s $280 million of trust preferred securities with maturities beginning in 2035), contemporaneous with the closing of the Mergers.
The completion of the Mergers is subject to, among other things, regulatory approvals and the receipt of Colony, NSAM and NRF stockholder approval. As of the date of this joint proxy statement/prospectus, the Mergers are expected to be completed in January 2017.
Note 2. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements relating to the mergers of Colony, NSAM and NRF are prepared as of and for the nine months ended September 30, 2016 and for the year ended December 31, 2015, in accordance with Article 11 of Regulation S-X and, in the opinion of management, reflect all necessary adjustments. Accordingly, the historical financial information of Colony, NSAM and NRF has been adjusted to give pro forma effect to all significant events that are: (i) directly attributable to the Mergers and related transactions and NRF Sales Initiatives; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 is presented as if the Mergers and related transactions and NRF Sales Initiatives had become effective on September 30, 2016. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2016 and year ended December 31, 2015 are presented as if the Mergers and related transactions and NRF Sales Initiatives had become effective on January 1, 2015, the beginning of the earliest period presented.
Certain amounts in the historical consolidated financial statements of Colony, NSAM and NRF have been reclassified to conform to the presentation of the combined company in the unaudited pro forma condensed consolidated financial statements. Discontinued operations reported in NRF’s historical consolidated statement of operations for the year ended December 31, 2015 have been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015.
Significant transactions between NSAM and NRF during the nine months ended September 30, 2016 and year ended December 31, 2015 have been eliminated in the unaudited pro forma condensed consolidated financial statements as if NSAM and NRF were consolidated affiliates during these periods. There were no transactions between Colony and either NSAM or NRF during the periods presented.
The Mergers are accounted for under the acquisition method for business combinations as a reverse acquisition pursuant to Accounting Standards Codification Topic 805, Business Combinations. In the Mergers, NSAM is the legal acquirer while Colony is considered to be the accounting acquirer for financial reporting purposes. The consideration to be transferred establishes a new accounting basis for the assets acquired, liabilities assumed and non-controlling interests of NSAM and NRF, measured at their respective fair value as of the date the Mergers are consummated. Accordingly, the unaudited pro forma condensed consolidated financial statements include adjustments to record the assets, liabilities and non-controlling interests of NSAM and NRF at their estimated fair value, which are preliminary and subject to revision. To the extent fair value of the merger consideration exceeds fair value of net assets acquired, any such excess represents goodwill. Alternatively, if fair value of net assets acquired exceeds fair value of the merger consideration, the transaction could result in a bargain purchase gain that is recognized immediately in earnings and attributable to Colony NorthStar common stockholders. Adjustments to estimated fair value of identifiable assets and liabilities of NSAM and NRF, as well as adjustments to the merger consideration may change the determination and amount of goodwill and/or bargain purchase gain and may impact depreciation, amortization and accretion based on revised fair value of assets acquired and liabilities assumed. The actual value of the merger consideration will depend upon the market price of the Colony common stock and the NRF preferred stock at the time of closing of the Mergers. The final fair value and allocation of merger consideration will be determined upon completion of the Mergers, with the allocation to be finalized as soon as practicable within the measurement period of no later than one year following the closing date of the Mergers. The final acquisition accounting may vary significantly from that reflected in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of the Companies had the Mergers and related transactions and NRF Sales Initiatives been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the combined company. The unaudited pro forma condensed consolidated financial statements do not reflect the costs of any integration activities or full benefits that may result from realization of future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Mergers. Additionally, the unaudited pro forma condensed consolidated financial statements should be read in connection with the historical consolidated financial statements and notes thereto included in each of Colony’s, NSAM’s and NRF’s respective Annual Reports on Form 10-K for the year ended December 31, 2015, as amended, and each of Colony’s, NSAM’s and NRF’s respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 2016. The unaudited pro forma condensed consolidated financial statements represent management’s best estimate based on available information and may be revised as additional information becomes available and as additional analyses are performed.
Note 3. Pro Forma Merger Consideration
Pursuant to the merger agreement, NSAM common stock will first be converted into Colony NorthStar common stock through the Redomestication merger. NSAM will then acquire 100% of the common stock and preferred stock of Colony and NRF through the conversion of all such outstanding shares, based on pre-determined exchange ratios, into shares of Colony NorthStar.
As the Mergers are accounted for as a reverse acquisition, the fair value of the consideration transferred is measured based upon (i) the number of shares of common stock Colony, as the accounting acquirer, would theoretically have to issue to the stockholders of NSAM and NRF to achieve the same ratio of ownership in Colony NorthStar upon completion of the Mergers; and (ii) applying the Colony class A common stock price.

As a result, the implied shares of Colony common stock issued in consideration was computed based on the number of outstanding shares of NSAM and NRF common stock prior to the Mergers divided by the exchange ratios of 1.4663 and 1.3335, respectively.
Substantially all NSAM and NRF equity awards will vest upon consummation of the Mergers. As Colony NorthStar is obligated to issue Colony NorthStar common stock upon consummation of the Mergers and settlement of these equity awards relate to pre-combination services, these equity awards form part of the outstanding shares of NSAM and NRF common stock that are used to determine the merger consideration.
Any NSAM and NRF equity awards that do not vest by their terms upon consummation of the Mergers will be assumed by Colony NorthStar through conversion into comparable Colony NorthStar equity awards with substantially the same terms.  Accordingly, these equity awards are not included in the outstanding shares of NSAM and NRF common stock that are used to determine the merger consideration and will be recognized as compensation expense in the post-combination period.
The pro forma merger consideration is estimated as follows (in thousands, except per share):

	NSAM	NRF	Total
Outstanding shares of common stock prior to the Mergers	189,487	183,251
Exchange ratio(i)	1.4663	1.3335
Implied shares of Colony common stock issued in consideration	129,228	137,421	266,649
Price per share of Colony common stock(ii)	$18.90	$18.90	$18.90
Fair value of implied shares of Colony common stock issued in consideration	$2,442,409	$2,597,257	$5,039,666
Fair value of Colony NorthStar preferred stock to be issued(iii)	—	969,458	969,458
Total pro forma merger consideration	$2,442,409	$3,566,715	$6,009,124
_________________________

(i)
Represents (a) the pre-determined exchange ratio of one Colony share for 1.4663 Colony NorthStar shares; and (b) the derived exchange ratio of one Colony share for 1.3335 NRF shares based on the pre-determined exchange ratio of one NRF share for 1.0996 Colony NorthStar shares.

(ii)	The pro forma merger consideration was determined based on the closing price of Colony common stock of $18.90 on November 9, 2016.

(iii)
Fair value of Colony NorthStar preferred stock to be issued is estimated based on the shares of NRF preferred stock outstanding as of September 30, 2016 multiplied by the closing price, which represents the clean price, of the respective series of NRF preferred stock as of November 9, 2016, as follows (in thousands, except per share):

	Number of Shares Outstanding	Price Per Share	Fair Value
NRF Preferred Stock
Series A 8.75%	2,467	$24.50	$60,442
Series B 8.25%	13,999	23.99	335,836
Series C 8.875%	5,000	24.86	124,300
Series D 8.50%	8,000	25.06	200,480
Series E 8.75%	10,000	24.84	248,400
Fair value of Colony NorthStar preferred stock to be issued			$969,458
The following table presents a summary of the preliminary purchase price allocation of the pro forma merger consideration to the assets acquired, liabilities assumed and non-controlling interests of NSAM and NRF based on their respective estimated fair value as of September 30, 2016, after adjusting for NRF Sales Initiatives. Based on current estimates, the consideration to be transferred is in excess of the estimated fair value of assets and liabilities for both NSAM and NRF thereby resulting in goodwill that is recognized as a fair value adjustment in the unaudited pro forma condensed consolidated balance sheet (in thousands):

	NSAM	NRF	Total
Pro forma merger consideration(i)	$2,442,409	$3,566,715	$6,009,124
Preliminary allocation of pro forma merger consideration:
Assets acquired	2,953,665	13,886,740	16,840,405
Liabilities assumed	(765,735)	(9,624,716)	(10,390,451)
Redeemable non-controlling interests	(75,149)	—	(75,149)
Non-controlling interests—investments	—	(748,582)	(748,582)
Fair value of net assets acquired(ii)	2,112,781	3,513,442	5,626,223
Preliminary pro forma goodwill	$329,628	$53,273	$382,901
__________________________

(i)	Refer to the table Note 3 above, Total pro forma merger consideration.

(ii)	Refer to fair value of net assets acquired in Note 4.C, Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet—Fair Value Adjustments.
The pro forma merger consideration does not purport to represent the actual value of the merger consideration, which will be measured on the closing date of the Mergers at the then-current market price per share of Colony common stock and NRF preferred stock. The exchange ratios are not subject to adjustments to account for fluctuations in the share prices of Colony, NSAM or NRF common stock between now and the closing date of the Mergers. Therefore, the implied value of the merger consideration, and consequently, the resulting goodwill, may vary significantly due to movements in the Colony common stock and NRF preferred stock. For example, each 10% increase or decrease in the price of Colony common stock on the closing date of the Mergers from the price of Colony common stock assumed in these unaudited pro forma condensed consolidated financial statements would result in an increase or decrease in the estimated merger consideration of $504.0 million and a corresponding increase or decrease in goodwill or result in a bargain purchase gain to the extent that merger consideration does not exceed the fair value of net assets acquired, measured separately for each acquired entity.
The estimated fair value and preliminary allocation of merger consideration are subject to revisions and will be finalized upon completion of the Mergers.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
A. NRF Sales Initiatives
The following table presents a summary of the pro forma adjustments to the unaudited condensed consolidated balance sheet as of September 30, 2016 related to NRF Sales Initiatives. Such adjustments eliminate the net assets of those asset sales under contract but not yet sold as of November 4, 2016 as presented in NRF’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016 (in thousands):

	Manufactured Housing(1)	Medical Office Buildings(2)	Multifamily(3)	Private Equity Portfolio(4)	Healthcare Joint Venture(5)	Total NRF Sales Initiatives
Assets
Cash and cash equivalents(6)	$613,750	$114,828	$44,670	$204,672	$340,000	$1,317,920
Restricted cash	—	(945)	(4,041)	—	—	(4,986)
Assets of properties held for sale(7)	(1,592,357)	(807,731)	(133,000)	—	—	(2,533,088)
Other assets	(276)	(2,632)	(680)	(204,672)	—	(208,260)
Total assets	$(978,883)	$(696,480)	$(93,051)	$—	$340,000	$(1,428,414)
Liabilities
Mortgage and other notes payable	$—	$(692,231)	$—	$—	$—	$(692,231)
Accounts payable and other liabilities	(1,473)	(8,161)	(3,045)	—	20,000	7,321
Liabilities of properties held for sale(7)	(1,281,438)	(19,229)	(107,512)	—	—	(1,408,179)
Total liabilities	(1,282,911)	(719,621)	(110,557)	—	20,000	(2,093,089)
Equity
Stockholders’ equity	325,924	49,182	18,938	—	(10,000)	384,044
Non-controlling interests—investments	(21,896)	(26,041)	(1,432)	—	330,000	280,631
Total equity	304,028	23,141	17,506	—	320,000	664,675
Total liabilities and equity	$(978,883)	$(696,480)	$(93,051)	$—	$340,000	$(1,428,414)
__________________________________

(1)
In May 2016, NRF entered into an agreement to sell its manufactured housing portfolio for $2.0 billion with $1.3 billion of related mortgage financing (recorded in liabilities of properties held for sale) expected to be assumed by the buyer as part of the transaction. NRF expects to receive $614.8 million of net proceeds, including a $50.0 million deposit made by the buyer. The transaction is expected to close in the first quarter 2017.

(2)
In September 2016, NRF entered into a definitive agreement to sell a portfolio of medical office buildings for $837.9 million with $692.2 million of related mortgage financing expected to be paid off as part of the transaction. NRF expects to receive $114.8 million of net proceeds. The transaction is expected to close in the fourth quarter 2016.

(3)
To date through November 2016, the Company sold ten multifamily properties for $307.0 million with $210.0 million of mortgage financing assumed as part of the transaction. The above adjustment represents the remaining six properties sold subsequent to September 30, 2016. The Company received $85.0 million of net proceeds from such sales.

(4)
In September 2016, NRF sold a portfolio of PE Investments for a gross sales price of $317.6 million with $44.7 million of deferred purchase price assumed as part of the transaction. NRF received $33.9 million of net proceeds and will receive the remaining $204.7 million of net proceeds in the fourth quarter 2016.

(5)	In November 2016, NRF entered into an agreement to sell a non-controlling interest in its healthcare portfolio for net proceeds of approximately $340 million.

(6)	Proceeds from such sales are net of cash and cash equivalent balances as of September 30, 2016, as applicable.

(7)	The following table presents the major classes of long-lived assets and liabilities classified as held for sale as of September 30, 2016 (in thousands):

	Assets				Liabilities
Description	Operating Real Estate(i)	Intangible Assets(ii)	Other Assets(iii)	Total	Mortgage and Other Notes Payable	Intangible Liabilities	Other Liabilities(iv)	Total
Manufactured housing communities	$1,441,656	$23,983	$126,718	$1,592,357	$1,255,454	$—	$25,984	$1,281,438
Medical office buildings	742,485	63,818	1,428	807,731	—	19,229	—	19,229
Multifamily	133,000	—	—	133,000	107,512	—	—	107,512
Total	$2,317,141	$87,801	$128,146	$2,533,088	$1,362,966	$19,229	$25,984	$1,408,179
___________________________________________
(i)Operating real estate is comprised of the following (in thousands):

Operating real estate - held-for-sale	Manufactured Housing Communities	Medical Office Buildings	Multifamily	Total
Land and improvements	$1,453,007	$65,097	$15,333	$1,533,437
Buildings and improvements	141,593	723,719	128,517	993,829
Furniture, fixtures and equipment	7,814	29	329	8,172
Subtotal	1,602,414	788,845	144,179	2,535,438
Less: accumulated depreciation	(160,758)	(46,360)	(11,179)	(218,297)
Total	$1,441,656	$742,485	$133,000	$2,317,141

(ii)Represents the carrying value of in-place and above-market leases, net of amortization.
(iii)Includes cash and cash equivalents, restricted cash, accounts, notes and other receivables.
(iv)Includes interest, taxes and accounts payable.

B.	Merger Adjustments

(1)	Includes an adjustment related to the payment of the NSAM special dividend of $228.0 million. Refer to footnote 12.

(2)
Includes an adjustment for the expected disposition of NSAM’s investment in Island Hospitality Management Inc., which, for the purpose of this pro forma adjustment, is assumed to be at its carrying value of $39.4 million. NSAM’s investment in Island Hospitality Management Inc. is expected to be sold in connection with the Mergers.

(3)	The following table presents a summary of merger-related adjustments in connection with the pay down of NorthStar corporate borrowings (in thousands):

Adjustments to cash and cash equivalents related to the pay down of the NorthStar corporate borrowings:	NSAM	NRF	Total
Principal pay down of NorthStar corporate borrowings (refer to footnote 8)	$(497,500)	$(425,000)	$(922,500)
Prepaid interest (refer to footnote 7)	—	4,328	4,328
Interest payable (refer to footnote 9)	(4,262)	—	(4,262)
Total	$(501,762)	$(420,672)	$(922,434)

(4)	Represents the elimination of the carrying value of NSAM’s ownership of 2.7 million shares of NRF common stock. Refer to footnotes 10 and 11.

(5)	Represents the elimination of the management fee receivable (payable) between NSAM and NRF, respectively.

(6)
Represents the elimination of the fair value of the management contract value between NSAM and NRF, which will cease to exist upon completion of the Mergers. Refer to Note 4.C, Fair Value Adjustments for further disclosure.

(7)	The following table presents a summary of merger-related adjustments related to other assets (in thousands):

Adjustments related to other assets:	NRF
Deferred financing costs	$(725)	(i)
Prepaid interest	(4,328)	(ii)
Total	$(5,053)
___________________________________________

(i)
Represents an adjustment to eliminate deferred financing costs related to NRF’s corporate revolving credit facility, which is expected to be paid down and terminated in connection with the Mergers. Refer to footnotes 3 and 12 for additional information.

(ii)
Represents an adjustment to eliminate prepaid interest related to NRF’s term borrowing, which is expected to be paid down and terminated in connection with the Mergers. Refer to footnote 3 for additional information.

(8)	The following table presents a summary of merger-related adjustments related to credit facilities and term borrowings (in thousands):

Adjustments related to credit facilities and term borrowings:	NSAM	NRF	Total
Principal pay down of NorthStar corporate borrowings (refer to footnote 3)(i)	$(497,500)	$(425,000)	$(922,500)
Elimination of deferred financing costs	28,822	4,591	33,413
Total	$(468,678)	$(420,409)	$(889,087)
___________________________________________

(i)
Proceeds from NRF Sales Initiatives are expected to be used for the pay down of NorthStar corporate borrowings. However, to the extent NRF Sales Initiatives are not completed by the closing of the Mergers, Colony has obtained bridge financing for up to $400 million in addition to the $850 million available under its credit facility that can be used to pay off such NorthStar corporate borrowings, if necessary. Colony NorthStar does not expect to draw on the bridge financing and therefore, the pro forma adjustments do not reflect any additional borrowing on such credit facility or the bridge financing.

(9)	The following table presents a summary of merger-related adjustments related to accounts payable and other liabilities (in thousands):

Adjustments related to accounts payable and other liabilities:	Colony	NSAM	NRF	Total
Merger-related transaction and other costs(i)	$29,955	$37,743	$59,155	$126,853
NSAM executive compensation accrual(ii)	—	(22,766)	(2,039)	(24,805)
Interest payable related to NSAM’s corporate borrowing(iii)	—	(4,262)	—	(4,262)
Total	$29,955	$10,715	$57,116	$97,786
___________________________________________

(i)
Represents non-recurring transaction and other costs incurred in connection with the Mergers, consisting primarily of advisory, legal, accounting, tax and other professional services and are factually supportable as such amounts are based on reliable, documented evidence such as invoices for costs incurred to date and estimates from third-parties for additional costs expected to be incurred until the closing of the Mergers. Such costs are reflected as a reduction to retained earnings and not included in the unaudited pro forma condensed consolidated statements of operations. Refer to footnote 12.

(ii)	Represents an adjustment to eliminate compensation payable related to arrangements entered into with the NSAM executive officers in connection with the Mergers. Refer to footnote 12.

(iii)	Represents an adjustment to eliminate interest payable related to NSAM’s corporate borrowings. Refer to footnote 3 for additional information.

(10)	The following table presents a summary of the merger-related adjustment to common stock par value as of September 30, 2016 (in thousands, except for exchange ratios and par value per share):

Adjustments to common stock at par:	Colony	NSAM	NRF	Pro Forma Colony NorthStar
Outstanding shares of common stock as of September 30, 2016(i)	113,928	188,983	180,730
Equity awards to vest upon the Mergers and converted into Colony NorthStar common stock, net of shares withheld for tax(ii)	—	504	665
NRF LTIP units converted to common stock(iii)	—	—	1,856
Outstanding shares of common stock prior to the Mergers	113,928	189,487	183,251
Exchange ratio	1.4663	1.0000	1.0996
Shares of Colony NorthStar common stock—pro forma basis	167,053	189,487	201,503
Shares of NRF common stock owned by NSAM(iv)	NA	NA	(2,969)
Shares of Colony NorthStar common stock—pro forma basis (as adjusted)(v)	167,053	189,487	198,534	555,074
Par value per share	$0.01	$0.01	$0.01	$0.01
Common stock at par of Colony NorthStar—pro forma basis	$1,671	$1,895	$1,985	5,551
Common stock at par as of September 30, 2016	(1,139)	(1,890)	(1,807)	(4,836)
Pro forma adjustment to common stock at par	$532	$5	$178	$715
___________________________________________

(i)	Includes restricted common stock issued as equity-based awards.

(ii)
Represents 9.4 million equity-based shares of NSAM that will convert to Colony NorthStar class A common stock upon completion of the Mergers, net of 4.1 million shares forfeited by NSAM executives and 4.8 million shares estimated to be retired upon vesting for NSAM executive and employee tax withholding. Represents 3.2 million equity-based shares of NRF common stock that will convert to Colony NorthStar class A common stock upon completion of the Mergers, net of 1.1 million shares forfeited by NSAM executives and 1.4 million shares estimated to be retired upon vesting for NSAM executive and employee tax withholding. Refer to the section entitled “The Mergers-Interests of NSAM’s Directors and Executive Officers in the Mergers” for further information regarding shares forfeited by NSAM executives. Shares withheld for taxes include amounts related to restricted common stock included in outstanding common stock.

(iii)	In connection with the Mergers, NRF LP will be merged into NRF resulting in the conversion to NRF common stock of existing LTIP units in NRF LP.

(iv)	Represents the 2.7 million shares of NRF common stock owned by NSAM after giving effect to the exchange ratio.

(v)	Includes shares of both class A and class B pro forma Colony NorthStar common stock.

(11)	The following table presents a summary of the merger-related adjustments to additional paid-in capital as of September 30, 2016 (in thousands):

Adjustments to additional paid-in capital:	Colony	NSAM		NRF		Total
Adjustment to common stock par value (refer to footnote 10)	$(532)	$(5)		$(178)		$(715)
Elimination of retained earnings (accumulated deficit)	—	(38,554)		(2,891,153)		(2,929,707)
Elimination of accumulated other comprehensive income (loss)	—	(210)		(63,709)		(63,919)
Adjustment to non-controlling interests in operating partnership	—	5,436	(iv)	31,798	(i)	37,234
Elimination of carrying value of NRF common stock owned by NSAM	—	—		(35,741)	(ii)	(35,741)
Acceleration of equity-based awards vested upon the Mergers(iii)	—	69,210		—		69,210
Elimination of retained earnings from NRF Sale Initiatives	—	—		384,044		384,044
Total merger-related adjustments to additional paid-in capital						$(2,539,594)
___________________________________________

(i)	In connection with the Mergers, NRF LP will be merged into NRF.

(ii)	Represents the carrying value of 2.7 million shares of NRF common stock owned by NSAM (refer to footnote 4).

(iii)
Represents the acceleration of amortization of equity-based compensation related to substantially all outstanding NSAM equity awards that will vest in accordance with their terms upon the closing of the Mergers. Colony and NRF equity awards that vest in connection with the Mergers are not included as adjustments as such events occur prior to the Mergers.

(iv)
The following table presents a summary of the adjustment to Colony NorthStar’s non-controlling interests in the operating partnership as of September 30, 2016 (in thousands, except for exchange ratio):

Pro forma Colony NorthStar non-controlling interest in the operating partnership:(i)	Colony	NSAM	Total Colony NorthStar
OP units owned by non-controlling interests as of September 30, 2016	20,787	1,790
Exchange ratio	1.4663	1.0000
Non-controlling interests’ ownership of Colony NorthStar OP units—pro forma basis	30,480	1,790	32,270
Shares of Colony NorthStar common stock—pro forma basis			555,074
Pro forma non-controlling OP unit ownership % in Colony NorthStar			5.5%
Adjustment to non-controlling interests in operating partnership			$5,436
___________________________________________
(i)In connection with the Mergers, NRF LP will be merged into NRF.

(12)	The following table presents a summary of merger-related adjustments to retained earnings (accumulated deficit) as of September 30, 2016 (in thousands):

Adjustments to retained earnings (accumulated deficit):	Colony	NSAM	NRF	Total
Elimination of retained earnings (accumulated deficit) as of September 30, 2016	$—	$38,554	$2,891,153	$2,929,707
NSAM special dividend (refer to footnote 1)	—	(228,000)	—	(228,000)
Merger-related transaction costs(i)	(29,955)	(37,743)	(59,155)	(126,853)
NSAM executive compensation accrual(ii)	—	22,766	2,039	24,805
Acceleration of equity-based awards vested upon the Mergers(iii)	—	(69,210)	—	(69,210)
NorthStar corporate borrowings deferred financing costs(iv)	—	(28,822)	(5,316)	(34,138)
Elimination of retained earnings from NRF Sale Initiatives	—	—	(384,044)	(384,044)
Total merger-related adjustments to retained earnings (accumulated deficit)				$2,112,267
___________________________________________

(i)
Represents non-recurring transaction costs directly attributable to the Mergers, of which $126.9 million is a pro forma adjustment to accounts payable and other liabilities (refer to footnote 9) in the historical financial statements as of September 30, 2016.

(ii)	Represents an adjustment to eliminate compensation payable related to arrangements entered into with the NSAM executive officers in connection with the Mergers.

(iii)
Represents the acceleration of amortization of equity-based compensation related to substantially all outstanding NSAM equity awards that will vest in accordance with their terms upon the closing of the Mergers. NRF equity awards that vest in connection with the Mergers are not included as an adjustment as such event occurs prior to the Mergers.

(iv)
Represents an adjustment to eliminate deferred financing costs of $0.7 million related to NRF’s corporate revolving credit facility and $33.4 million related to NSAM and NRF’s respective term borrowings. The NorthStar corporate borrowings are expected to be paid off and terminated in connection with the Mergers.

C.	Fair Value Adjustments
The fair value adjustments reflected in the unaudited pro forma condensed consolidated balance sheet represent the differences between fair value amounts based on a preliminary purchase price allocation of the assets acquired and liabilities assumed of NSAM and NRF and the corresponding historical balances of NSAM and NRF, as adjusted (in thousands):

	NSAM			NRF		Fair Value Adjustment
	Fair Value(1)	Adjusted Historical		Fair Value(1)(2)	Adjusted Historical(3)
Assets
Cash and cash equivalents	$125,037	$125,037	(15)	$2,043,280	$2,043,280	$—
Restricted cash	26,599	26,599		175,082	175,082	—
Operating real estate, net	—	—		9,082,788	7,371,996	1,710,792	(4)
Real estate debt investments, net	—	—		349,083	348,539	544
Investments in private equity funds	—	—		484,876	484,876	—	(5)
Investments in unconsolidated ventures	57,664	57,664	(15)	177,994	161,744	16,250	(5)
Real estate securities, available for sale	—	—		526,966	526,966	—	(5)
Securities, at fair value	2,697	2,697	(16)	—	—	—
Due from affiliates	109,753	109,753		1,888	1,888	—
Goodwill	329,628	243,328		53,273	44,767	94,806	(6)
Intangible assets, net	2,511,020	203,728		645,249	298,950	2,653,591	(4)
Assets of properties held for sale	—	—		109,096	120,871	(11,775)	(3)
Other assets	120,895	41,784		290,438	357,516	12,033	(7) (10)
Total assets	$3,283,293	$810,590		$13,940,013	$11,936,475	$4,476,241
Liabilities
Mortgage and other notes payable	$—	$—		$6,166,576	$6,229,796	$(63,220)	(8)
Credit facilities and term borrowings	497,500	468,679		420,409	420,409	28,821	(9)
Convertible senior notes	—	—		29,441	27,356	2,085	(8)
Securitization bonds payable	—	—		257,877	257,877	—	(5)
Junior subordinated notes	—	—		191,175	191,175	—	(5)
Accounts payable and other liabilities	268,235	91,155		212,463	212,463	177,080	(10)
Due to related parties	—	—		46,939	46,939	—
Intangible liabilities, net	—	—		1,944,091	113,967	1,830,124	(4)
Liabilities of properties held for sale	—	—		53,429	94,480	(41,051)	(3)(11)
Derivative liabilities, at fair value	—	—		302,316	302,316	—
Total liabilities	765,735	559,834		9,624,716	7,896,778	1,933,839
Commitments and contingencies
Redeemable non-controlling interests	75,149	75,149		—	—	—
Equity
Performance common stock	52	52		—	—	—
Preferred stock	—	—		969,458	939,118	30,340	(12)
Common stock	1,890	1,890		1,807	1,807	—
Additional paid-in capital	2,477,233	210,431	(15)(16)	2,243,317	2,224,947	2,285,172	(13)
Accumulated other comprehensive income (loss)	(210)	(210)		(63,709)	(63,709)	—
Retained earnings (accumulated deficit)	(38,554)	(38,554)		384,044	384,044	—
Total stockholders’ equity	2,440,411	173,609		3,534,917	3,486,207	2,315,512
Non-controlling interests—investments	—	—		748,582	521,692	226,890	(14)
Non-controlling interests—operating partnership	1,998	1,998		31,798	31,798	—	(14)
Total equity	2,442,409	175,607		4,315,297	4,039,697	2,542,402
Total liabilities, redeemable non-controlling interests and equity	$3,283,293	$810,590		$13,940,013	$11,936,475	$4,476,241
_________________________

(1)	Fair value reflected in the unaudited pro forma condensed consolidated balance sheet was estimated as follows:

(i)
Real estate and related intangibles—based on a discounted cash flow analysis or direct capitalization analysis, and for real estate held for sale, contracted sale price or a sales comparison approach, adjusted for estimated selling costs. The fair value is allocated to tangible assets such as land, building, tenant and land improvements and identified intangibles, such as above- and below-market leases, above- and below market ground lease obligations, in-place lease value and goodwill.

(ii)
Real estate debt investments—determined by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment or based on discounted cash flow projections of principal and interest expected to be collected, which include consideration of borrower or sponsor credit, as well as operating results of the underlying collateral. For certain real estate debt investments considered to be impaired, their carrying value approximates fair value.

(iii)	Private equity funds and investments in unconsolidated ventures—based on the timing and amount of expected future cash flow for income and realization events for underlying assets.

(iv)
Real estate securities—based on quotations from brokers or financial institutions that act as underwriters of the securities, third-party pricing service or discounted cash flow depending on the type of securities.

(v)
Management agreements and related intangible assets—comprised of NSAM’s management contracts, customer relationships and trade name. The fair value of management contracts and customer relationships represent the discounted excess earnings attributable to the future management fee income from in-place management contracts and to the potential fee income from repeat customers through future sponsored funds, respectively. The fair value of trade name is estimated based on a discounted royalty rate.

(vi)	Mortgage and other notes payable—estimated by discounting expected future cash outlays at interest rates currently available for instruments with similar terms and remaining maturities.

(vii)	Convertible senior notes—based on quoted market prices or recent transactions.

(viii)	Securitization bonds payable and junior subordinated notes—based on quotations from brokers or financial institutions that act as underwriters of the securitized bonds or subordinated notes.

(2)	Fair value excludes assets and liabilities associated with the NRF Sales Initiatives (refer to footnote 3).

(3)	The following table presents the assets and liabilities of NRF as of September 30, 2016, adjusted to reflect the impact of the NRF Sales Initiatives (in thousands):

	NRF
	Historical	NRF Sales Initiatives(i)	Adjusted Historical
Assets
Cash and cash equivalents	$725,360	$1,317,920	$2,043,280
Restricted cash	180,068	(4,986)	175,082
Operating real estate, net	7,371,996	—	7,371,996
Real estate debt investments, net	348,539	—	348,539
Investments in private equity funds, at fair value	484,876	—	484,876
Investments in unconsolidated ventures	161,744	—	161,744
Real estate securities, available for sale	526,966	—	526,966
Due from affiliates	1,888	—	1,888
Goodwill	44,767	—	44,767
Intangible assets, net	298,950	—	298,950
Assets of properties held for sale	2,653,959	(2,533,088)	120,871
Other assets	565,776	(208,260)	357,516
Total assets	$13,364,889	$(1,428,414)	$11,936,475
Liabilities
Mortgage and other notes payable	$6,922,027	$(692,231)	$6,229,796
Credit facilities and term borrowings	420,409	—	420,409
Convertible senior notes	27,356	—	27,356
Securitization bonds payable	257,877	—	257,877
Junior subordinated notes	191,175	—	191,175
Accounts payable and other liabilities	205,142	7,321	212,463
Due to related parties	46,939	—	46,939
Intangible liabilities, net	113,967	—	113,967
Liabilities of properties held for sale	1,502,659	(1,408,179)	94,480
Derivative liabilities, at fair value	302,316	—	302,316
Total liabilities	$9,989,867	$(2,093,089)	$7,896,778
_______________________

(i)	Refer to A, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—NRF Sales Initiatives.

(4)
The acquired assets and liabilities assumed for real estate generally include, but are not limited to land, buildings and improvements, identified tangible and intangible assets and liabilities associated with in-place leases, above- and below-market leases and goodwill, if any. The following table presents a summary of the major classes of intangible assets acquired and liabilities assumed as part of the Mergers (in thousands):

	NSAM		NRF		Fair Value
Intangible assets	Fair Value	Historical	Fair Value	Historical	Adjustment
Management agreements and related intangibles(i)	$2,511,020	$203,728	$—	$—	$2,307,292
In-place lease values	—	—	151,921	104,668	47,253
Above-market lease values	—	—	400,256	157,003	243,253
Below-market ground lease obligations	—	—	34,082	—	34,082
Other real estate intangible assets	—	—	58,990	37,279	21,711
Total	$2,511,020	$203,728	$645,249	$298,950	$2,653,591

Intangible liabilities
NRF management agreement	$—	$—	$1,800,000	$—	$1,800,000
Below-market lease values	—	—	133,222	111,828	21,394
Other real estate intangible liabilities	—	—	10,869	2,139	8,730
Total	$—	$—	$1,944,091	$113,967	$1,830,124
__________________

(i)	NSAM’s management agreements and related intangibles are summarized as follows (in thousands):

	NSAM
	Fair Value	Historical
NSAM:
NSAM Retail Companies management agreements(a)	$333,100	$—
NorthStar Europe management agreement(a)	109,600	—
Trade name	59,000	—
NRF management agreement(a)	1,800,000	—
Townsend:
Customer relationships	185,580	180,862
Performance fees	5,710	5,289
Trade name	17,820	17,424
Proprietary technology	210	153
Total	$2,511,020	$203,728
___________________

(a)
The preliminary value was estimated using a discounted cash flow analysis, comparing the existing NSAM management agreements with a range of observable inputs for similar contracts including discount rates ranging between 7.0% and 9.0%. The NRF management agreement represents the off market fair value of such agreement. The NRF management agreement will cease to exist upon completion of the Mergers.

(b)	The estimated useful lives of NSAM’s management agreement and related intangibles range from three years to 30 years.

(5)
NRF has historically elected the fair value option for its investments in private equity funds, certain investments in unconsolidated ventures, real estate securities, securitization bonds payable and junior subordinated notes, where carrying value represents fair value. The adjustment reflects the fair value of certain investments in unconsolidated ventures carried at historical cost.

(6)
Represents elimination of historical goodwill of NSAM and certain NRF properties and an adjustment for goodwill based on the preliminary purchase price allocation (refer to Note 3. Pro Forma Merger Consideration).

(7)
Straight-lining of rent pursuant to the underlying leases associated with the real estate acquired in connection with the Mergers will commence at the effective date of the Mergers; therefore the amount of unbilled rent receivable on the balance sheet as of September 30, 2016 has been eliminated.

(8)	Represents fair value adjustments, including the elimination of deferred financing costs.

(9)
The carrying value of NRF credit facilities and term borrowings approximate fair value. The adjustment represents elimination of NSAM historical deferred financing costs related to its credit facility.

(10)	Represents the estimated deferred tax effect of the pro forma adjustments related to NSAM management agreements and investment in The Townsend Group using an estimated 40% effective income tax rate.

(11)
Represents an adjustment to eliminate a mortgage note payable related to certain properties for which NRF is currently in negotiations with the lender to foreclose. In April 2016, NRF gave three properties back to the lender and is expected to give the remaining property back to the lender in the fourth quarter 2016 upon which the mortgage note will be extinguished.

(12)	Represents an adjustment to reflect the fair value of Colony NorthStar preferred stock to be issued as merger consideration, as discussed in Note 3, Pro Forma Merger Consideration.

(13)
Adjustment to additional paid-in capital represents the remaining net asset value of NSAM and NRF after adjustments to retained earnings (accumulated deficit) and non-controlling interests (refer to footnote 14).

(14)	Fair value of non-controlling interests are derived as their proportionate share of the fair value of net assets attributable to them, such fair value is determined on same basis as described above.

(15)	NSAM historical includes an adjustment to eliminate NSAM’s interest in Island Hospitality Management Inc. Refer to footnote 2 in Note 4.B, Merger Adjustments, for additional information.

(16)
NSAM historical includes an elimination of the carrying value of NSAM’s ownership of 2.7 million shares of NRF common stock.  Refer to footnote 4 in Note 4.B, Merger Adjustments for additional information.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

D.	NRF Sales Initiatives
The following tables present summarized pro forma adjustments for the nine months ended September 30, 2016 and year ended December 31, 2015 related to NRF Sales Initiatives. Such adjustments eliminate any activity related to assets sold or under contract to sell through November 4, 2016, as disclosed in NRF’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, however, it excludes the impact of potential reinvestment of proceeds from the NRF Sale Initiatives (in thousands):

	Nine Months Ended September 30, 2016
	Manufactured Housing	Multifamily	Healthcare Portfolio(1)	Industrial Portfolio	Private Equity Portfolio	CRE Debt Investments	CRE Securities		Total NRF Sales Initiatives
Revenues
Rental and escalation income	$(147,680)	$(21,189)	$(69,239)	$(27,228)	$—	$—	$—		$(265,336)
Interest income	(4,341)	—	(3)	(3)	—	(8,405)	(772)		(13,524)
Other income	(4,018)	(1,273)	(930)	—	—	—	—		(6,221)
Total revenues	(156,039)	(22,462)	(70,172)	(27,231)	—	(8,405)	(772)		(285,081)
Expenses
Interest expense	(42,781)	(5,481)	(22,729)	(4,897)	—	(393)	—		(76,281)
Property operating expenses	(58,034)	(9,660)	(23,735)	(3,849)	—	—	—		(95,278)
Other expense—investment and servicing expenses	(389)	(113)	(95)	(785)	—	(42)	—		(1,424)
Transaction costs	(186)	—	—	—	—	—	—		(186)
Provision for loan losses	(245)	—	—	—	—	(2,806)	—		(3,051)
Depreciation and amortization	—	—	(27,889)	(5,217)	—				(33,106)
Total expenses	(101,635)	(15,254)	(74,448)	(14,748)	—	(3,241)	—		(209,326)
Other income (loss)
Unrealized gain (loss) on investments and other	—	—	—	—	—	—	—		—
Realized gain (loss) on investments and other	3,626	(21,800)	(16,696)	(13,235)	9,889	1,302	—		(36,914)
Equity in earnings of unconsolidated joint ventures	—	—	—	—	(10,799)	—	—		(10,799)
Income tax benefit (expense)	(542)	—	(21)	—	3,707	18	—		3,162
Income (loss) from continuing operations	(51,320)	(29,008)	(12,441)	(25,718)	2,797	(3,844)	(772)	—	(120,306)
Non-controlling interests—investments	—	(2,179)	(1,423)		—	—	—		(3,602)
Net income (loss) from continuing operations attributable to common stockholders	$(51,320)	$(26,829)	$(11,018)	$(25,718)	$2,797	$(3,844)	$(772)		$(116,704)

	Year Ended December 31, 2015
	Manufactured Housing	Multifamily	Healthcare Portfolio(1)	Industrial Portfolio	Private Equity Portfolios	CRE Debt Investments	CRE Securities	Total NRF Sales Initiatives
Revenues
Rental and escalation income	$(174,559)	$(32,201)	$(135,371)	$(39,850)	$—	$—	$—	$(381,981)
Interest income	(6,251)	—	(1)	(1)	—	(34,023)	(5,175)	(45,451)
Other income	(6,209)	(1,951)	(2,179)		—	—	—	(10,339)
Total revenues	(187,019)	(34,152)	(137,551)	(39,851)	—	(34,023)	(5,175)	(437,771)
Expenses
Interest expense	(51,819)	(8,560)	(39,774)	(7,319)	—	(2,027)	—	(109,499)
Property operating expenses	(72,808)	(15,509)	(57,033)	(5,604)	—	—	—	(150,954)
Other expense—investment and servicing expenses	(2,078)	(87)	(8,553)	(1,116)	—	(158)	—	(11,992)
Transaction costs	(1,779)	—	—	(54)	—	—	—	(1,833)
Provision for loan losses	(766)	—	—		—	(1,195)	—	(1,961)
Depreciation and amortization	(68,331)	(6,928)	(62,641)	(10,401)	—	—	—	(148,301)
Total expenses	(197,581)	(31,084)	(168,001)	(24,494)	—	(3,380)	—	(424,540)
Other income (loss)
Realized gain (loss) on investments and other	1,709	—	—	—	—	—	—	1,709
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	12,271	(3,068)	30,450	(15,357)	—	(30,643)	(5,175)	(11,522)
Equity in earnings of unconsolidated joint ventures	—	—	—		(77,851)	—	—	(77,851)
Income tax benefit (expense)	435	—	55		7,911	164	—	8,565
Income (loss) from continuing operations	12,706	(3,068)	30,505	(15,357)	(69,940)	(30,479)	(5,175)	(80,808)
Non-controlling interests—investments	—	(165)	8,061			—	—	7,896
Net income (loss) from continuing operations attributable to common stockholders	$12,706	$(2,903)	$22,444	$(15,357)	$(69,940)	$(30,479)	$(5,175)	$(88,704)
___________________
(1) Includes a portfolio of medical office buildings and a senior housing portfolio.

E.	Merger Adjustments
As a result of the Mergers, Colony NorthStar expects estimated annualized synergies of $115 million, consisting of $80 million of cash savings and $35 million of equity-based compensation savings.  The merger adjustments to the unaudited pro forma condensed consolidated statements of operations exclude integration activities or full savings that may result from realization of such future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Mergers other than the executive compensation adjustments noted in footnotes 1(v) and 1(vii) below. The nine months ended September 30, 2016 and year ended December 31, 2015 pro forma condensed consolidated statements of operations exclude $48 million and $34 million, respectively, of expected cash savings as such amounts are not currently supportable through contracts or other agreements in place.

(1)	The following table presents a summary of pro forma adjustments related to the Mergers (in thousands):

	Nine Months Ended September 30, 2016							Year Ended December 31, 2015
	Colony		NSAM		NRF		Total	Colony		NSAM		NRF		Total
Pro Forma Adjustments to Revenues
Fee income	$—		$(139,955)	(i)	$—		$(139,955)	$—		$(198,695)	(i)	$—		$(198,695)
Other income														—
Dividend income	$—		$(3,256)	(ii)	$—		$(3,256)	$—		$—		$—		$—
Loan origination fee	—		—		(843)	(iv)	(843)	—		—		(2,995)	(iv)	(2,995)
Reimbursement between NSAM and managed companies	—		24,229	(iii)	—		24,229	—		39,479	(iii)	—		39,479
Total other income	$—		$20,973		$(843)		$20,130	$—		$39,479		$(2,995)		$36,484
Pro Forma Adjustments to Expenses														—
Management fee	$—		$—		$(139,955)	(i)	$(139,955)	$—		$—		$(198,695)	(i)	$(198,695)
Transaction costs	$(11,345)	(ix)	$(24,431)	(ix)	$(10,338)	(ix)	$(46,114)	$—		$—		$—		$—
Compensation costs														—
Reimbursement between NSAM and managed companies	$—		$19,383	(iii)	$—		$19,383	$—		$31,583	(iii)	$—		$31,583
Cash compensation	—		(11,595)	(v)	(186)	(v)	(11,781)	—		(45,353)	(v)	(499)	(v)	(45,852)
Equity-based compensation expense	(815)	(vi)	(11,746)	(v)	(4,256)	(v)	(16,817)	(1,726)	(vi)	55,127	(v)(vii)	(20,392)	(v)	33,009
Total compensation costs(viii)	$(815)		$(3,958)		$(4,442)		$(9,215)	$(1,726)		$41,357		$(20,891)		$18,740
Other general and administrative expenses														—
Loan origination fee	$—		$(843)	(iv)	$—		$(843)	$—		$(2,995)	(iv)	$—		$(2,995)
Reimbursement between NSAM and managed companies	—		4,846	(iii)	—		4,846	—		7,896	(iii)	—		7,896
Total other general and administrative expenses	$—		$4,003		$—		$4,003	$—		$4,901		$—		$4,901
___________________________________________

(i)	Represents elimination of the management fee income (expense) between NSAM and NRF, respectively.

(ii)
Represents elimination of dividend income NSAM received from its ownership of NRF common stock for the nine months ended September 30, 2016. NSAM did not earn any dividend income for the year ended December 31, 2015.

(iii)	Represents reclassification of reimbursable expenses incurred on behalf of NSAM’s managed companies (excluding amounts allocated to NRF which do not result in an adjustment).

(iv)	Represents elimination of loan origination fees from NSAM to NRF.

(v)
Includes an adjustment to eliminate cash and equity-based compensation related to arrangements entered into by the NSAM executive officers in connection with the Mergers. The nine months ended September 30, 2016 does not adjust to eliminate the historical cash and equity-based compensation related to Messrs. Hamamoto and Gilbert who will remain at Colony NorthStar, and therefore, their historical cash and equity-based compensation will have a continuing impact on Colony NorthStar. Messrs. Hamamoto and Gilbert are expected to enter into new employment arrangements prior to the Mergers. Their historical cash and equity-based compensation may not be indicative of any future cash and equity-based compensation.

(vi)	Represents an adjustment to recognize equity-based compensation expense on outstanding Colony equity awards at their remeasured fair value.

(vii)
Includes the amortization of $97.3 million of equity-based compensation related to NSAM executive restricted stock units, which we refer to as RSUs, which will vest one year from issuance.  This amount was determined using the November 9, 2016 closing price of NSAM common stock multiplied by the maximum number of RSUs to be issued of 7,977,000; refer to Note G, Pro Forma Shares Outstanding and Earnings Per Share (3).

(viii)
The consolidated pro forma compensation expense of $202.3 million and $270.5 million for the nine months ended September 30, 2016 and year ended December 31, 2015 includes $56.8 million and $126.0 million of equity-based compensation expense, respectively.

(ix)	Represents the elimination of merger-related transaction costs incurred for the nine months ended September 30, 2016.

(2)	The following table summarizes adjustments to interest expense (in thousands):

	Nine Months Ended September 30, 2016				Year Ended December 31, 2015
Adjustments to interest expense:	Colony(i)	NSAM	NRF	Total	Colony(i)	NSAM	NRF	Total
Interest expense on NorthStar corporate borrowings(ii)	$—	$(16,060)	$(16,552)	$(32,612)	$—	$(437)	$(29,519)	$(29,956)
Amortization of deferred financing	—	(4,115)	(2,908)	(7,023)	—	(341)	(5,738)	(6,079)
Total	$—	$(20,175)	$(19,460)	$(39,635)	$—	$(778)	$(35,257)	$(36,035)
___________________________________________

(i)
The pro forma adjustments assume no additional borrowing on Colony’s credit facility or bridge financing. Refer to Note 4.B, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments footnote 7 for further information.

(ii)	NorthStar corporate borrowings are expected to be paid off and terminated in connection with the Mergers.

(3)	Represents elimination of historical unrealized losses related to NSAM’s ownership of NRF common stock.

(4)
Represents an adjustment to eliminate equity in earnings related to NSAM’s interest in Island Hospitality Management Inc. Refer to footnote 2 in Note 4.B, Merger Adjustments—NRF Sales Initiatives, for additional information.

(5)	Represents the income tax effect of pro forma adjustments related to the Mergers, calculated using an estimated 40% effective income tax rate on assets held in taxable REIT subsidiaries.

(6)	Represents an adjustment related to the non-controlling interest partner in the healthcare joint venture.

(7)	The following table summarizes adjustments to non-controlling interests in the operating partnership (in thousands):

Adjustments to non-controlling interests-operating partnership:	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Allocation to non-controlling interests—Colony NorthStar operating partnership(i)	$(33,813)	$(26,806)
Elimination of NRF operating partnership(ii)	3,537	3,206
Total	$(30,276)	$(23,600)
___________________________________________

(i)
Represents an adjustment to allocate the pro forma ownership interest of Colony NorthStar of 5.5%. Refer to Note 4.B, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments, footnote 11 for additional information.

(ii)	Represents elimination of the non-controlling interests in NRF LP. In connection with the Mergers, NRF LP will merge with NRF, converting non-controlling LTIP unit interests into common stock.

F.	Fair Value Adjustment

(8)	The following table presents a summary of adjustments related to NRF to amortization of above and below-market leases based on remaining lease terms ranging from one to 29 years (in thousands):

Adjustments to amortization of above/below market leases:	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Remove historical	$5,016	$11,289
Amortization using preliminary fair value	(21,387)	35,341
Total	$(16,371)	$46,630

(9)
The following table presents a summary of adjustments to interest expense related to the fair value of convertible senior notes, securitization bonds payable and mortgage and other notes payable related to NRF amortized over the respective remaining term of each borrowing (in thousands):

Adjustments to interest expense:	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Convertible senior notes	$(5)	$(7)
Mortgage and other notes payable	(1,192)	(2,666)
Total	$(1,197)	$(2,673)

(10)
Represents adjustments to amortization of NRF’s below-market ground lease and straight-line ground rent of $0.5 million and $0.5 million for the nine months ended September 30, 2016 and year ended December 31, 2015, respectively.

(11)
The following table presents a summary of adjustments to depreciation and amortization based on the historical useful lives for operating real estate and lease and other terms for intangible assets ranging from four to 40 years (in thousands):

	Nine Months Ended September 30, 2016			Year Ended December 31, 2015
Adjustments to depreciation and amortization:	NSAM	NRF	Total	NSAM	NRF	Total
Remove historical	$(7,355)	$(227,181)	$(234,536)	$—	$(308,615)	$(308,615)
Depreciation and amortization using preliminary fair value	57,298	271,859	329,157	76,398	389,402	465,800
Total	$49,943	$44,678	$94,621	$76,398	$80,787	$157,185

(12)
Represents the share of pro forma adjustments to interest and depreciation expenses attributable to non-controlling interests—investments based upon their respective ownership in each venture, as a result of the preliminary fair value adjustments to assets and liabilities.

G.	Pro Forma Shares Outstanding and Earnings Per Share
Shares and Units Outstanding
The following table presents a summary of pro forma shares, OP units and RSUs outstanding at the effective time of the Mergers (in thousands):

	Colony	NSAM	NRF	Total(5)
Shares of Colony NorthStar common stock—pro forma basis(1)	167,053	189,487	198,534	555,074
OP units(2)	30,480	1,790	—	32,270
NSAM executive RSUs(3)	—	7,977	—	7,977
Restricted stock units(4)	—	660	275	935
Total	197,533	199,914	198,809	596,256
___________________________________________

(1)
Refer to Note 4.B, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments, footnote 9. Includes shares of both class A and class B pro forma Colony NorthStar common stock.

(2)	Refer to Note 4.B, Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet—Merger Adjustments, footnote 10.

(3)
The number of RSUs subject to replacement equity awards may vary based on a per share price equal to the greater of $15.00 or the volume weighted average price of a share of Colony NorthStar common stock over the first five trading days immediately following the closing of the Mergers.  The maximum number of RSUs to be issued are 7,977,000 with a maximum value of $119.6 million.  The above represents the maximum number of NSAM executive RSUs that would be issued; refer to Note E. Merger Adjustments (1)(vii).

(4)	Represents RSU grants to a non-employee of NSAM and NRF.

(5)	Excludes potential shares that may be issued in connection with retention plans or other equity awards issued prior to the Mergers.
Earnings (Loss) Per Share
The following table presents pro forma basic and diluted earnings (loss) per share after giving effect to the pro forma adjustments to the unaudited consolidated statements of operations (in thousands, except for per share data):

Pro forma earnings per share:	Nine Months Ended September 30, 2016		Year Ended December 31, 2015
Numerator:
Net income (loss) from continuing operations attributable to common stockholders	$(305,346)		$(101,839)
Denominator:
Weighted average number of shares outstanding—basic	550,078	(1)	548,328	(2)
Weighted average number of shares outstanding—diluted	551,916	(1)	549,781	(2)
Earnings (loss) per share:
Net income (loss) from continuing operations attributable to common stockholders per share—basic	$(0.56)		$(0.19)
Net income (loss) from continuing operations attributable to common stockholders per share—diluted	$(0.55)		$(0.19)
___________________________________________

(1)	The following table presents pro forma basic and diluted weighted average shares outstanding for the nine months ended September 30, 2016 (in thousands, except for exchange ratios):

Weighted Average Shares—Basic	Colony	NSAM	NRF	Pro Forma Colony NorthStar
Historical weighted average shares—basic	112,133	183,251	180,803
NSAM executive officers equity-based awards vested upon the Mergers and converted into common stock, net(i)	—	3,593	846
NRF LTIP units converted to common stock(ii)	—	—	1,856
Shares of NRF common stock owned by NSAM	—	—	(2,700)
Adjusted basic weighted average shares of common stock prior to the Mergers	112,133	186,844	180,805
Exchange ratio	1.4663	1.0000	1.0996
Weighted average shares of Colony NorthStar common stock—basic(iii)	164,421	186,844	198,813	550,078

Weighted Average Shares—Dilutive	Colony	NSAM	NRF	Pro Forma Colony NorthStar
Historical weighted average shares—dilutive	112,133	185,083	182,664
NSAM executive officers equity-based awards vested upon the Mergers and converted into common stock, net(i)	—	3,593	846
Shares of NRF common stock owned by NSAM	—	—	(2,700)
Adjusted dilutive weighted average shares of common stock prior to the Mergers	112,133	188,676	180,810
Exchange ratio	1.4663	1.0000	1.0996
Weighted average shares of Colony NorthStar common stock—dilutive(iii)	164,421	188,676	198,819	551,916
___________________________________________

(i)
Represents an adjustment related to NSAM and NRF executive equity-based awards that vest upon the Mergers and converted into class A common stock, net of forfeitures, estimated shares withheld for tax and adjustments due to timing. The adjustment assumes such awards convert to common stock on January 1, 2015, the beginning of the earliest period presented. The adjustment related to NSAM includes 3.0 million executive equity-based shares (10.6 million shares issued net of 4.0 million shares forfeited and 3.7 million shares estimated to be retired upon vesting for tax withholding) and 0.6 million shares due to timing. The adjustment related to NRF includes 0.8 million executive equity-based shares (2.9 million issued net of 1.1 million shares forfeited and 1.0 million shares estimated to be retired upon vesting for tax withholding) and an immaterial amount due to timing.

(ii)	In connection with the Mergers, NRF LP will be merged into NRF resulting in existing LTIP units to be converted into common stock.

(iii)
Excludes the effect of (a) convertible senior notes that were not dilutive as of September 30, 2016; (b) 8.0 million of NSAM executive RSUs; (c) 2.7 million and 0.5 million shares of NSAM and NRF non-executive RSUs and restricted stock, respectively; (d) 0.7 million and 0.3 million shares of NSAM and NRF RSUs to non-employees, respectively; (e) 0.7 million shares of NSAM restricted stock issued to Townsend Holdings LLC; (f) 2.1 million shares of Colony restricted stock; and (g) potential shares that may be issued in connection with retention plans or other equity awards issued prior to the Mergers.

(2)	The following tables present pro forma basic and diluted weighted average shares outstanding for the year ended December 31, 2015 (in thousands, except for exchange ratios):

Weighted Average Shares—Basic	Colony	NSAM	NRF	Pro Forma Colony NorthStar
Historical weighted average shares—basic	110,931	188,706	174,873
NSAM executive officers equity-based awards vested upon the Mergers and converted into common stock, net(i)	—	4,332	1,155
NRF LTIP units converted to common stock(ii)	—	—	1,856
Shares of NRF common stock owned by NSAM	—	—	(2,700)
Adjusted basic weighted average shares of common stock prior to the Mergers	110,931	193,038	175,184
Exchange ratio	1.4663	1.0000	1.0996
Weighted average shares of Colony NorthStar class A common stock—basic(iii)	162,658	193,038	192,632	548,328

Weighted Average Shares—Dilutive	Colony	NSAM	NRF	Pro Forma Colony NorthStar
Historical weighted average shares—dilutive	110,931	193,119	176,345
NSAM executive officers equity-based awards vested upon the Mergers and converted into common stock, net(i)	—	1,794	1,155
Shares of NRF common stock owned by NSAM	—	—	(2,700)
Adjusted dilutive weighted average shares of common stock prior to the Mergers	110,931	194,913	174,800
Exchange ratio	1.4663	1.0000	1.0996
Weighted average shares of Colony NorthStar common stock—dilutive(iii)	162,658	194,913	192,210	549,781

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(i)
Represents NSAM and NRF executive equity-based awards that vest upon the Mergers and converted into common stock, net of forfeitures, estimated shares withheld for tax and adjustments due to timing. The adjustment assumes such awards convert to common stock on January 1, 2015, the beginning of the earliest period presented. The adjustment related to NSAM includes 3.0 million net shares issued, as described in footnote 1(i), and 1.3 million shares due to timing. Diluted shares for the year ended December 31, 2015 also includes an adjustment to exclude 2.6 million shares that were included in the historical dilutive for such period presented. The adjustment related to NRF includes 0.8 million net shares issued, as described in footnote 1(i), and 0.3 million shares due to timing.

(ii)	In connection with the Mergers, NRF LP will be merged into NRF resulting in existing LTIP units converted to common stock.

(iii)
Excludes the effect of: (a) convertible senior notes that were not dilutive as of December 31, 2015; (b) 8.0 million of NSAM executive RSUs; (c) an immaterial amount of NRF and 2.3 million shares of NSAM non-executive RSUs and restricted stock; (d) 0.7 million and 0.3 million of NSAM and NRF RSUs to non-employees, respectively; (e) 1.2 million shares of Colony restricted stock; and (f) potential shares that may be issued in connection with retention plans or other equity awards issued prior to the Mergers.